FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is dated and effective as of January 9, 2015, and constitutes an amendment to that certain Purchase and Sale Agreement effective as of November 21, 2014 (the “Original Agreement”), by and between MVP FORT WORTH TAYLOR, LLC, a Nevada limited liability company (“Buyer”), and LAZ/LA VI THE, L.P., a Delaware limited partnership (“Seller”).

RECITALS

The Original Agreement provided for a Due Diligence Period (as defined in the Original Agreement) which the parties agree expires on January 9, 2015.

The Original Agreement also provided certain contingencies as provided in Section 2.3(d).

Buyer and Seller wish to extend the expiration date of the Due Diligence Period and amend the Original Agreement on the following terms and conditions.

NOW, THEREFORE, in consideration of the covenants set forth in this Amendment and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Buyer and Seller hereby agree to amend the Original Agreement as follows:

AGREEMENT

1.           Recitals; Defined Terms.  The Recitals are true and correct and are incorporated herein. All capitalized terms not defined in this Amendment shall have the same meaning set forth for such terms in the Original Agreement.

2.           Inspection Period.  The Due Diligence Period defined in Section 1.1(g) of the Original Agreement is hereby extended to January 30, 2015 at 5:00 p.m. (Pacific) (the “Extended Due Diligence Deadline”).

3.           Deliverables. Seller agrees to provide the following documents no later than January 20, 2015:
A.	All outstanding undelivered documents required under Exhibit C of the Original Agreement;
B.	Year end 2014 property financial statements.

4.           Title.           Buyer has unresolved title objections. Such objection shall be resolved to Buyer’s satisfaction no later than the Extended Due Diligence Deadline.

5.           Additional Contingency. The parties agree to add the following contingencies to those listed in Section 2.3(d):

(vi).   Seller shall provide Buyer with audited financials for the Property for years 2013 and 2014.

(vii)  Seller to provide Buyer with adequate documentation, to the Buyer’s satisfaction, of the assignment of the four major leases associated with the Property. In an effort to overcome Buyer’s assignment objection, Seller shall provide Buyer with an interim estoppel certificate from each of the four major tenants.

6.           Disclosure.                      Seller acknowledges that Buyer’s parent company is a publicly reporting company. As such, Buyer is required to disclose material terms of the purchase and sale through public disclosures. Buyer is also required to file with the SEC a copy of the Purchase and Sale Agreement, including amendments. Section 11.13 of the Original Agreement is amended to specifically permit such disclosures.

7.           Credit to Purchase Price.  Seller shall issue, at Closing, a credit of $100,000 to Buyer.

8.           Ratification.  Except as modified hereby, the Original Agreement is hereby ratified and affirmed by Buyer and Seller and remains in full force and effect.

9.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed one and the same instrument.

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FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year written below.

SELLER:

LAZ/LA VI THE L.P., a Delaware limited partnership

By:	LAZ/LA VI THE GP, LLC, a Delaware limited liability company, its General Partner

By:	LAZ/LA VI, LLC, a Delaware limited liability company, its sole member

By:	LAZ Parking Realty Investors, LLC, a Connecticut	limited liability company, its manager

Date:	By:
Name: Larry J. Stubbs
Title: Authorized Signatory

PURCHASER:

MVP FORT WORTH TAYLOR, LLC.
a Nevada limited liability company

By:  MVP Real Advisors, LLC
A Nevada limited liability company, its Manager

By:
Name: Michael Shustek
Date:                                Title:  Manager